EXHIBIT 10.3

THE SPECTRANETICS CORPORATION
2006 INCENTIVE AWARD PLAN

RESTRICTED STOCK AWARD GRANT NOTICE AND
RESTRICTED STOCK AWARD AGREEMENT

The Spectranetics Corporation, a Delaware corporation (the “Company”), pursuant to its 2006 Incentive Award Plan (the “Plan”), hereby grants to the individual listed below (“Participant”), in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the number of shares of the Company's Common Stock set forth below (the “Shares”). This Restricted Stock Award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Award Agreement attached hereto as Exhibit A (the “Agreement”) (including without limitation the Restrictions on the Shares set forth in the Agreement) and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Award Grant Notice (the “Grant Notice”) and the Agreement.

Participant:
Grant Date:
Total Number of Shares of Restricted Stock:	shares
Vesting Schedule:
100% vesting on the earlier of (i) the first anniversary of the Grant Date or (ii) the day immediately prior to the date of the annual meeting of stockholders of the Company that first occurs after the Grant Date

By his or her signature and the Company's signature below, Participant agrees to be bound by the terms and conditions of the Plan, the Agreement and this Grant Notice. Participant has reviewed the Agreement, the Plan and this Grant Notice in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of this Grant Notice, the Agreement and the Plan. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee of the Plan upon any questions arising under the Plan, this Grant Notice and/or the Agreement.

THE SPECTRANETICS CORPORATION	PARTICIPANT:
By:	By:
Print Name:	Print Name:
Title:
Address:	Address:

EXHIBIT A
TO RESTRICTED STOCK AWARD GRANT NOTICE
THE SPECTRANETICS CORPORATION RESTRICTED STOCK AWARD AGREEMENT
Pursuant to the Restricted Stock Award Grant Notice (the “Grant Notice”) to which this Restricted Stock Award Agreement (the “Agreement”) is attached, The Spectranetics Corporation, a Delaware corporation (the “Company”), has granted to Participant the number of shares of Restricted Stock under the Company's 2006 Incentive Award Plan (as amended from time to time, the “Plan”) as set forth in the Grant Notice.
ARTICLE I.
GENERAL

1.1Definitions. All capitalized terms used in this Agreement without definition shall have the meanings ascribed in the Plan and the Grant Notice.
(a)“Service” shall mean the Participant's service with the Company as an officer, Employee, Consultant or member of the Board. For purposes of this Agreement, the Participant shall be deemed to remain in continuous Service with the Company so long as he remains either an Employee, Consultant or member of the Board, and in the event that Participant is both an Employee and a member of the Board, Participant shall not be deemed to have incurred a Termination of Service (as defined below) with the Company unless and until his status as both an Employee and a member of the Board has terminated.
(b)“Termination of Service” shall mean a termination of the Participant's Service for any reason, with or without cause, including, without limitation, a termination by resignation, discharge, death, disability or retirement, but excluding: (a) a termination where there is a simultaneous reemployment or continuing employment of the Participant by the Company or any Subsidiary, and (b) a termination where there is a simultaneous establishment of a consulting relationship or continuing consulting relationship between the Participant and the Company or any Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to a Termination of Service, including, without limitation, the question of whether a particular leave of absence constitutes a Termination of Service.
1.2Incorporation of Terms of Plan. The Award is subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

ARTICLE II.
AWARE OF RESTRICTED STOCK
2.1Award of Restricted Stock.
(a)Award. In consideration of the Participant's agreement to remain in the service or employ of the Company or one of its Subsidiaries, and for other good and valuable consideration, the Company issues to the Participant the Award described in this Agreement (the “Award”). The number of shares of

Restricted Stock (the “Shares”) subject to the Award is set forth in the Grant Notice. The Participant is an Employee, Consultant, or member of the Board.
(b)Book Entry Form. At the sole discretion of the Committee, the Shares will be issued in either (i) uncertificated form, with the Shares recorded in the name of the Participant in the books and records of the Company's transfer agent with appropriate notations to the extent that the Shares remain subject to the Restrictions (as defined below); or (ii) certificate form pursuant to the terms of Sections 2.1(c) and (d).
(c)Legend. Certificates representing Shares issued pursuant to this Agreement shall, until all Restrictions imposed pursuant to this Agreement lapse or shall have been removed and new certificates are issued, bear the following legend (or such other legend as shall be determined by the Committee):
"THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING REQUIREMENTS AND MAY BE SUBJECT TO FORFEITURE UNDER THE TERMS OF THAT CERTAIN RESTRICTED STOCK AWARD AGREEMENT, DATED [____________ __, 20__], BY AND BETWEEN The Spectranetics Corporation AND THE REGISTERED OWNER OF SUCH SHARES, AND SUCH SHARES MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES, EXCEPT PURSUANT TO THE PROVISIONS OF SUCH AGREEMENT.”
(d)Escrow. The Secretary of the Company or such other escrow holder as the Committee may appoint may retain physical custody of the certificates representing the Shares until all Restrictions imposed pursuant to this Agreement lapse or shall have been removed. In such event the Participant shall not retain physical custody of any certificates representing unvested Shares issued to the Participant.
2.2Restrictions.
(a)Forfeiture. Any portion of the Award (and the Shares subject thereto) which is not vested as of the date of the Participant's Termination of Service (after taking into consideration any accelerated vesting and lapsing of Restrictions which may occur in connection with such Termination of Service (if any)) shall thereupon be automatically forfeited without any further action by the Company, and the Participant's rights in any such Shares and such portion of the Award shall thereupon lapse and expire. For purposes of this Agreement, “Restrictions” shall mean the restrictions on sale or other transfer set forth in Section 3.1 and the exposure to forfeiture set forth in this Section 2.2(a).
(b)Vesting and Lapse of Restrictions. Subject to Sections 2.2(a) and 2.2(c), the Award shall vest and the Restrictions shall lapse in accordance with the vesting schedule set forth on the Grant Notice.
(c)Acceleration of Vesting. Notwithstanding Section 2.2(b), but subject to Section 2.2(a), pursuant to Section 11.2 of the Plan, the Award shall become fully vested and all Restrictions applicable to such Award shall lapse in the event of a Change in Control in connection with which the successor corporation does not assume the Award or substitute an equivalent right for the Award. Should the successor corporation assume the Award or substitute an equivalent right, then no such acceleration shall apply.

(d)Tax Withholding; Conditions to Issuance of Certificates. Notwithstanding any other provision of this Agreement (including without limitation Section 2.1(b)):
(i)The Company shall have the authority and the right to deduct or withhold, or to require the Participant to remit to the Company, an amount sufficient to satisfy all applicable federal, state and local taxes, if any, required by law to be withheld with respect to any taxable event arising in connection with the Award. Without limiting the generality of Section 15.3 of the Plan, the Participant may, in satisfaction of the foregoing requirement, elect to have the Company withhold or cause to be withheld shares of Stock otherwise issuable or vesting in respect of the Award having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan or this Agreement, the number of shares of Stock which may be so withheld shall be limited to the number of shares of Stock which have a Fair Market Value on the date of withholding equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for income and payroll tax purposes that are applicable to such supplemental taxable income. No Shares shall be recorded in the name of the Participant in the books and records of the Company's transfer agent and no new certificate shall be delivered to the Participant or his legal representative unless and until the Participant or his legal representative shall have satisfied all such tax withholding obligations.
(ii)The Company shall not be required to record any Shares in the name of the Participant in the books and records of the Company's transfer agent or issue or deliver any certificate or certificates for any Shares prior to the fulfillment of all of the following conditions: (A) the admission of the Shares to listing on all stock exchanges on which the Company's Common Stock is then listed, (B) the completion of any registration or other qualification of the Shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or other governmental regulatory body, which the Committee shall, in its sole and absolute discretion, deem necessary and advisable, (C) the obtaining of any approval or other clearance from any state or federal governmental agency that the Committee shall, in its absolute discretion, determine to be necessary or advisable and (D) the lapse of any such reasonable period of time following the date the Restrictions lapse as the Committee may from time to time establish for reasons of administrative convenience. In the event that any such recording or delivery is delayed because the Company reasonably determines that such recording or delivery will violate Federal securities laws or other applicable law, such recording or delivery shall be made at the earliest date at which the Company reasonably determines that such recording or delivery will not cause such violation, as required by Treasury Regulation Section 1.409A-2(b)(7)(ii).

ARTICLE III.
OTHER PROVISIONS
3.1Restricted Stock Not Transferable. No Shares that are subject to the Restrictions or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 3.1 notwithstanding, with the consent of the Committee, the Shares may be transferred to certain persons or entities related to Participant, including but not limited to members of Participant's family, charitable institutions or trusts or other entities whose beneficiaries or beneficial owners are members of Participant's family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to any such conditions and procedures the Committee may require. Notwithstanding the foregoing, in no event shall the Award be transferable by the Participant to a third party (other than the Company) for consideration.
3.2Rights as Stockholder. Except as otherwise provided herein, upon the Grant Date the Participant shall have all the rights of a stockholder with respect to the Shares, subject to the Restrictions herein, including the right to vote the Shares and the right to receive any cash or stock dividends paid to or made with respect to the Shares.
3.3Not a Contract of Employment. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue to serve as an employee or other service provider of the Company or any of its Subsidiaries.
3.4Governing Law. The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
3.5Conformity to Securities Laws. The Participant acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the Securities Act of 1933, as amended, and the Exchange Act, and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Awards are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
3.6Amendment, Suspension and Termination. To the extent permitted by the Plan, this Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Committee or the Board, provided, that, except as may otherwise be provided by the Plan, no amendment, modification, suspension or termination of this Agreement shall adversely effect the Award in any material way without the prior written consent of the Participant.
3.7Notices. Notices required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the Participant to his address shown in the Company records, and to the Company at its principal executive office.
3.8Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the Restrictions, this Agreement shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

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